INDEPENDENT AUDITOR'S CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement No. 2-85554 on Form S-8 of our report dated April 10, 2000, appearing in this Annual Report on Form 10-K of Syms Corp and subsidiaries for the fiscal year ended February 26, 2000.


DELOITTE & TOUCHE LLP



Parsippany, New Jersey

May 15, 2000